CLYDE BAILEY P.C.
                           Certified Public Accountant

                            10924 Vance Jackson #404

                            San Antonio, Texas 78230

                              (210) 699-1287(ofc.)

                       (888) 699-1287 (210) 691-2911 (fax)

                                     Member:

                           American Institute of CPA's

                             Texas Society of CPA's

March 28, 2000


I consent to the use, of my report dated January 23, 2000, in the Form SB2, on the financial statements of Info-Quote Service, Inc., dated December 31, 1999, included herein and to the reference made to me.

/s/ Clyde Bailey
Clyde Bailey

Letter of Comments:
Statement of Operations:

Supplementally provide the calculation for computing hte weighted average number of common shares used in determining loss per share. We note that common shares were not issued until 1999.

Response:

Shares Outstanding:                             weighted avg. shares

1/1/ to 11/23                                   0
11/23 to 12/31          9,000,000x 38/365       936,000